Exhibit 10.3

ROCKET PHARMACEUTICALS LTD.

2015 SHARE OPTION PLAN

(Effective as of November 1, 2015)

1.History, Purposes and Effective Date of the Plan.  The Plan is established effective as of November 1, 2015 by Rocket Pharmaceuticals, Ltd. (the “Company”) to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers (as defined herein) and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

2.Definitions.  As used herein, the following definitions shall apply:

(a)“Administrative Committee” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(b)“Applicable Laws” means the requirements relating to the administration of stock option plans under Cayman Islands corporate laws, U.S. federal and state and Cayman Islands securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

(c)“Board” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Change in Control” shall mean (i) a merger or consolidation of the Company with any other person or entity (other than a wholly-owned subsidiary of the Company) other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction); (ii) the sale of 50% or more of the voting securities of the Company in a single transaction or a series of related transactions; or (iii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

(f)“Committee” means the Compensation Committee of the Board or other committee appointed by the Board in accordance with Section 4 hereof; provided that if no Compensation Committee exists and no other committee has been appointed in accordance with Section 4, then the full Board shall serve as the Committee.

(g)“Company” means Rocket Pharmaceuticals, Ltd., a Cayman Islands exempted limited company.

(h)“Director” means a member of the Board.

(i)“Effective Date” shall have the meaning set forth in Section 1.

(j)“Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Share Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” means, as of any date, the value of an Ordinary Share determined as follows:

(i)If the Ordinary Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for an Ordinary Share (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrative Committee deems reliable;

(ii)If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for an Ordinary Share on the last market trading day prior to the day of determination; or

(iii)In the absence of an established market for Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(m)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrative Committee.

(n)“Independent Director” means a Director who is not an Employee of the Company.

(o)“Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrative Committee, or which is designated as an Incentive Stock Option by the Administrative Committee but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p)“Option” means a stock option granted pursuant to the Plan.

(q)“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(r)“Ordinary Shares” means the ordinary shares of the Company, par value $0.01 per share.

(s)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t)“Participant” means a person who has been granted an Option under the Plan.

(u)“Plan” means the Rocket Pharmaceuticals, Ltd. 2015 Share Option Plan, as amended from time to time.

(v)“Public Trading Date” means the first date upon which Ordinary Shares of the Company are listed (or approved for listing) upon notice of issuance on any exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(w)“Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below.

(x)“Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(y)“Section 16(b)” means Section 16(b) of the Exchange Act.

(z)“Securities Act” means the Securities Act of 1933, as amended.

(aa)“Service Provider” means an Employee or Director or any other individual providing services to the Company, any Parent or any Subsidiary, including independent contractors and consultants.

(bb)“Share” means an Ordinary Share of the Company, as adjusted in accordance with Section 12 below.

(cc)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Shares Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the shares subject to Options shall be Ordinary Shares.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options is 130,000.  Shares issued upon exercise of Options may be authorized but unissued, or reacquired Shares.  If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares which are delivered by the Participant or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.  Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4.Administration of the Plan.

(a)Administrative Committee.  The Plan shall be administered by an Administrative Committee appointed by the Board or, in the absence of such appointment, the entire Board will serve as the Administrative Committee.  The Administrative Committee shall have the power to delegate to a subcommittee any of the administrative powers the Administrative Committee is authorized to exercise (and references in this Plan to the Administrative Committee shall thereafter be to such subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan (and shall be the Administrative Committee) and such Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  The Board may abolish the Administrative Committee at any time and revest in the Board the administration of the Plan.  Appointment of Administrative Committee members shall be effective upon acceptance of appointment.  Administrative Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Administrative Committee may only be filled by the Board.

(b)Powers of the Administrative Committee.  Subject to the provisions of the Plan (including without limitation Section 4(c)) and the specific duties delegated by the

Board to the Committee, and subject to the approval of any relevant authorities, the Administrative Committee shall have the authority in its discretion to:

(i)Select the Service Providers to whom Options may be granted from time to time hereunder;

(ii)Determine the number of Shares to be covered by each such grant hereunder;

(iii)Approve forms of agreement for use under the Plan;

(iv)Determine the terms and conditions of any Option granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrative Committee, in its sole discretion, shall determine);

(v)Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vi)Following the Public Trading Date, allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrative Committee may deem necessary or advisable; and

(vii)Conclusively construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrative Committee deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)Effect of Administrative Committees Decision.  All decisions, determinations and interpretations of the Administrative Committee shall be final and binding on all persons.

5.Eligibility.  Non-Qualified Stock Options may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  If otherwise eligible, a Service Provider who has been granted an Option may be granted additional Options.

6.Limitations.

(a)Each Option shall be designated by the Administrative Committee in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)Neither the Plan nor any Option shall confer upon a Participant any right with respect to continuing the Participant’s employment or service with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such employment or service relationship at any time, with or without cause.

(c)No Service Provider shall be granted, in any calendar year, Options to purchase more than 100,000 Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the Ordinary Shares reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of shareholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.  For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limit set forth in this Section 6(c).  For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7.Term of Plan.  The Plan shall continue in effect until it is terminated under Section 14 of the Plan; provided, however, that no Options may be issued under the Plan after the tenth (10th) anniversary of the Effective Date.

8.Term of Option.  The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the

Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.Option Exercise Price and Consideration.

(a)The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrative Committee; provided, however, that in the case of an Incentive Stock Option (i) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant, and (ii) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing, Options may be granted in substitution of outstanding options with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrative Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  Such consideration may consist of (i) cash; (ii) check; (iii) with the consent of the Administrative Committee (and at such time or times as the Administrative Committee may prescribe), other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; (iv) after the Public Trading Date and with the consent of the Administrative Committee (A) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) with the consent of the Administrative Committee, any combination of the foregoing methods of payment.

10.Exercise of Option.

(a)Vesting; Fractional Exercises.  Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrative Committee and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a Share.

(b)Deliveries upon Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i)A written or electronic notice complying with the applicable rules established by the Administrative Committee stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii)Such representations and documents as the Administrative Committee, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws.  The Administrative Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii)Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrative Committee and signed by the Participant or other person then entitled to exercise the Option or such portion of the Option; and

(iv)In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

(c)Conditions to Delivery of Share Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i)The admission of such Shares to listing on all stock exchanges on which such class of shares is then listed;

(ii)The completion of any registration or other qualification of such Shares under any applicable law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrative Committee shall, in its absolute discretion, deem necessary or advisable;

(iii)The obtaining of any approval or other clearance from any governmental agency which the Administrative Committee shall, in its absolute discretion, determine to be necessary or advisable;

(iv)The lapse of such reasonable period of time following the exercise of the Option as the Administrative Committee may establish from time to time for reasons of administrative convenience; and

(v)The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrative Committee may be in the form of consideration used by the Participant to pay for such Shares under Section 9(b).

(d)Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider other than by reason of the Participant’s disability or death, such Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after termination, the Participant does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e)Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.  If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f)Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination.  If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g)Regulatory Extension.  A Participant’s Option Agreement may provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h)Early Exercisability.  The Administrative Committee may provide in the terms of a Participant’s Option Agreement that the Participant may, at any time before the Participant’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 19, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrative Committee may determine in its sole discretion.

11.Transferability.

(a)Except as otherwise provided in Section 11(b):

(i)No Option awarded under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed;

(ii)No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)During the lifetime of the Participant, only he may exercise an Option (or any portion thereof) granted to him under the Plan; after the death of the Participant, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option

Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b)Notwithstanding Section 11(a), the Administrative Committee, in its sole discretion, may determine to permit a Participant to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Participant, other than the ability to further transfer the Non-Qualified Stock Option (including any requirement that the Participant execute a stockholders or similar agreement as a condition to exercising the Non-Qualified Stock Option); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrative Committee, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer.  For purposes of this Section 11(b), “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrative Committee after taking into account any U.S. state or federal and Cayman Islands tax or securities laws applicable to transferable Non-Qualified Stock Options.

12.Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Ordinary Shares or other securities of the Company, issuance of warrants or other rights to purchase Ordinary Shares or other securities of the Company, or other similar corporate transaction or event (including without limitation any Change in Control), in the Board’s sole discretion, affects the Ordinary Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

(i)The number and kind of Ordinary Shares (or other securities or property) with respect to which Options may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Participant in any calendar year pursuant to Section 6(c));

(ii)The number and kind of Ordinary Shares (or other securities or property) subject to outstanding Options; and

(iii)The grant or exercise price with respect to any Option.

(b)In the event of any transaction or event described in Section 12(a), the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option granted or issued under the Plan or to facilitate such transaction or event:

(i)To provide for either the purchase of any such Option award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Participant’s rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Board in its sole discretion;

(ii)To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option award;

(iii)To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)To make adjustments in the number and type of Ordinary Shares (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, Options which may be granted in the future; and

(v)To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated, notwithstanding anything to the contrary in the Plan or the provisions of such Option Agreement.

(c)Subject to Section 3, the Board may, in its discretion, include such further provisions and limitations in any Option Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d)The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Ordinary Shares or the rights thereof or which are convertible into or exchangeable for Ordinary Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date on which the Administrative Committee makes the determination granting such Option, or such other date as is determined by the Administrative Committee.  Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

14.Amendment and Termination of the Plan.

(a)Amendment and Termination.  The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.  However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 12, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

(b)Shareholder Approval.  The Board shall obtain shareholder approval of any Plan amendment (i) to the extent necessary and desirable to comply with Applicable Laws and (ii) except with respect to amendments required by changes in Applicable Laws, in all events prior to the Public Trading Date.

(c)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrative Committee, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrative Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.Shareholder Approval.  The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the Effective Date.  No Options may be granted or awarded prior to such shareholder approval.

16.Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.Information to Participants and Purchasers.  To the extent required by any Applicable Laws, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements.  Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

19.Repurchase Provisions.  The Administrative Committee in its discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option upon a Participant’s termination as a Service Provider; provided, that any such repurchase right shall be set forth in the applicable Option Agreement or Restricted Stock purchase agreement or in another agreement referred to in such agreement.

20.Investment Intent.  The Company may require a Plan participant, as a condition of exercising or acquiring shares under any Option, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the shares subject to the Option for the participant’s own account and not with any present intention of selling or otherwise distributing the shares.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of shares under the applicable Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares.

21.Governing Law.  The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to otherwise governing principles of conflicts of law.

22.Stockholders Agreement.  As a condition precedent to the award of any Option award under the Plan, or the exercise or delivery of certificates for Shares issued pursuant thereto, the Administrative Committee may require any Participant (or the Participant’s successor, as applicable) to enter into or become a party to a Stockholders Agreement,

Subscription Agreement or a Voting Trust Agreement in such form(s) as the Administrative Committee may determine from time to time (the “Stockholders Agreement”).

* * * * * * *

I hereby certify that the Plan was duly adopted by the Board of Directors of Rocket Pharmaceuticals, Ltd. November 9, 2015.

Executed on this 9th day of November, 2015.

/s/ Naveen Yalamanchi
Naveen Yalamanchi
President

I hereby certify that the foregoing Plan was approved by the shareholders of Rocket Pharmaceuticals, Ltd. on November 9, 2015.

Executed on this 9th day of November, 2015.

/s/ Naveen Yalamanchi
Naveen Yalamanchi
Secretary